UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2013

CAPITAL BANK FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as Amendment No. 1 to the Form 8-K filed by Capital Bank Financial Corp. (the “Company”), in order to update information disclosed under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results of the Company’s 2013 Annual Meeting of Shareholders held on May 22, 2013.

The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to named executive officers.  No other changes are being made to the Form 8-K dated May 28, 2013.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As previously reported, in a non-binding advisory vote at the Company’s 2013 Annual Meeting of Shareholders concerning the frequency of an advisory vote on the compensation paid to named executive officers, 22,333,486 shares were voted for a frequency of once each year, 713,376 shares were voted for a frequency of once every two years, 835,677 were voted for a frequency of once every three years, and 24,929 shares abstained from voting.  After considering the preference of shareholders for a frequency of once each year and other factors, the Board determined that the Company will hold a non-binding advisory vote on the compensation of its named executive officers on an annual basis, until the next required non-binding advisory vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency for such advisory vote is in the best interest of the Company’s shareholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date: July 30, 2013	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger Executive Vice President, General Counsel & Secretary